HOTCHKIS AND WILEY FUNDS
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 5th day of February, 2009, to the Fund Administration Servicing Agreement, dated as of February 18, 2005, as amended February 8, 2006, August 23, 2006 and January 1, 2008 (the “Fund Administration Agreement”), is entered into by and between HOTCHKIS AND WILEY FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the parties desire to amend the Funds and the fees of the Fund Administration  Agreement; and

WHEREAS, Section 6 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit A and Exhibit B of the Fund Administration Agreement are superseded and replaced with Exhibit A and Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Michael R. McVoy
Printed Name: Anna Marie Lopez	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit A to the Fund Administration Servicing Agreement – Hotchkis and Wiley Funds

Separate Series of Hotchkis and Wiley Funds

Name of Series	Date Added
Hotchkis and Wiley All Cap Value Fund	04-01-05
Hotchkis and Wiley Core Value Fund	04-01-05
Hotchkis and Wiley Large Cap Value Fund	04-01-05
Hotchkis and Wiley Mid-Cap Value Fund	04-01-05
Hotchkis and Wiley Small Cap Value Fund	04-01-05
Hotchkis and Wiley High Yield Fund	on or after 03-31-2009

Exhibit B to the Fund Administration Servicing Agreement – Hotchkis and Wiley Funds

FUND ADMINISTRATION & COMPLIANCE SERVICES Hotchkis and Wiley Funds FEE SCHEDULE Effective January 1, 2008

Fund Complex Annual Basis Point Fees*:

Annual fee based upon assets for the Fund complex

♦ [__] basis points on the first $[__] billion
♦ [__] basis points on the next $[__] billion
♦ [__] basis points on the next $[__] billion
♦ [__] basis points on the next $[__] billion
♦ [__] basis points on the next $[__] billion
♦ [__] basis points on the balance over $15 billion
♦
♦ Plus System Charges of [__] basis points (Capped at $[__] annually; will be billed quarterly)

*Subject to change with changes in the number of funds and/or classes, as mutually agreed upon in writing by the Trust and USBFS.  Excludes the High Yield Fund.

Advisor Information Source Web Portal
• $[__]/fund/month (fee waived)
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Fees are billed monthly in arrears

Exhibit B to the Fund Administration Servicing Agreement – Hotchkis and Wiley Funds

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Hotchkis and Wiley High Yield Fund Effective March 31, 2009

Annual base fee ([__] cusips)*: $[__]

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
• $[__] /fund/month
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.